   As filed with the Securities and Exchange Commission on March 24, 1998
                                                      Registration No. 333-
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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                           __________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933


                           __________________

                        ROGUE WAVE SOFTWARE, INC.
         (Exact name of registrant as specified in its charter)


                           __________________

        DELAWARE                                      93-1064214
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                           ___________________

                          5500 Flatiron Parkway
                            Boulder, CO 80301
                             (303) 545-3000
     (Address and telephone number of principal executive offices)

                           ___________________

                  1997 NON-OFFICER EQUITY INCENTIVE PLAN
                         (Full title of the plans)

                           ____________________

                              MICHAEL SCALLY
                   PRESIDENT AND CHIEF OPERATING OFFICER
                         ROGUE WAVE SOFTWARE, INC.
                           5500 Flatiron Parkway
                             Boulder, CO 80301
                              (303) 545-3000

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           _____________________

                                 COPIES TO:
                           MARK P. TANOURY, ESQ.
                            COOLEY GODWARD LLP
                            3000 SAND HILL ROAD
                           BUILDING 3, SUITE 230
                     MENLO PARK, CALIFORNIA 94025-7116
                              (650) 843-5000

                            _____________________

                       CALCULATION OF REGISTRATION FEE
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
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                 PROPOSED
                                                 MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
       REGISTERED              REGISTERED       PER SHARE            PRICE (1)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001)      900,000 shares     $10.5625--          $12,498,085            $3,687
                                                $15.46875
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

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(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options granted under the 1997 Non-Officer Equity Incentive Plan; or (b) the average of the high and low price of Registrant's Common Stock on March 19, 1998 as reported on the NASDAQ National Market System. The chart below details the calculation of the registration fee.

                               Number of      Offering Price    Aggregate
      Securities               Shares         Per Share         Offering Price
------------------------       ---------      --------------    --------------
Common Stock issuable           317,750         $10.9879          $3,491,405
pursuant to outstanding
options under the 1997
Non-Officer Equity
Incentive Plan

Common Stock available          582,250         $15.46875         $9,006,680
for grant under the 1997
Non-Officer Equity
Incentive Plan

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     Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Rogue Wave Software, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed on December 10, 1997 with the Commission pursuant to Rule 14a-3(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's latest annual report referred to in (a) above;

     (c) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission on October 4, 1996, as amended through the date hereof; and

     (d) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

                                   EXHIBITS

NUMBER    DESCRIPTION
------    -----------

4.1(1)    Amended and Restated Certificate of Incorporation of Registrant.

4.2(1)    Bylaws of Registrant.

4.3(1)    Specimen Stock Certificate.

4.4(1) Amended and Restated Investors' Rights Agreement between the Registrant and certain investors, dated November 10, 1995, as amended June 27, 1996.

4.5(2) Registration Rights Agreement between the Registrant and the former Shareholders of Stingray Software, Inc., dated February 27, 1998.

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1      Power of Attorney.  Reference is made to Signature page.

99.1      1997 Non-Officer Equity Incentive Plan.



_______________

(1) Filed as an exhibit to the Form SB-2 Registration Statement (No. 33-13517), as amended through the date hereof and incorporated herein by reference.

(2) Filed as an exhibit to the Current Report on Form 8-K, filed March 9, 1998 and incorporated herein by reference.

                                 UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     d. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     e. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on March 23, 1998.

                                   ROGUE WAVE SOFTWARE, INC.

                                   By: /s/ Michael Scally
                                       -------------------------------------
                                       Michael Scally
                                       President and Chief Operating Officer


                          POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Scally and Robert M. Holburn, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                      TITLE                       DATE


  /s/ Thomas Keffer           Chief Executive Officer and      March 23, 1998
----------------------------  Chairman of the Board
  Thomas Keffer               (PRINCIPAL EXECUTIVE OFFICER)


     /s/ Michael Scally       President, Chief Operating       March 23, 1998
----------------------------  Officer and Director
     Michael Scally



  /s/ Robert M. Holburn, Jr.  Chief Financial Officer and      March 23, 1998
----------------------------  Secretary (PRINCIPAL FINANCIAL
  Robert M. Holburn, Jr.      AND ACCOUNTING OFFICER)


  /s/ Thomas M. Atwood        Director                         March 23, 1998
--------------------------
  Thomas M. Atwood


  /s/ Louis Cole              Director                         March 23, 1998
--------------------------
  Louis Cole


  /s/ Richard P. Magnuson     Director                         March 23, 1998
--------------------------
  Richard P. Magnuson


  /s/ Thomas H. Peterson      Director                         March 23, 1998
--------------------------
     Thomas H. Peterson

                            EXHIBIT INDEX
EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
4.1(1)    Amended and Restated Certificate of Incorporation of Registrant.

4.2(1)    Bylaws of Registrant.

4.3(1)    Specimen Stock Certificate.

4.4(1) Amended and Restated Investors' Rights Agreement between the Registrant and certain investors, dated November 10, 1995, as amended June 27, 1996.

4.5(2) Registration Rights Agreement between the Registrant and the former Shareholders of Stingray Software, Inc., dated February 27, 1998.

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1      Power of Attorney.  Reference is made to Signature page.

99.1      1997 Non-Officer Equity Incentive Plan.

_______________

(1) Filed as an exhibit to the Form SB-2 Registration Statement (No. 33-13517), as amended through the date hereof and incorporated herein by reference.

(2) Filed as an exhibit to the Current Report on Form 8-K, filed March 9, 1998 and incorporated herein by reference.